As filed with the Securities and Exchange Commission on October 27, 2017

Registration No. 333-219721

Registration No. 333-214314

Registration No. 333-205963

Registration No. 333-202360

Registration No. 333-194207

Registration No. 333-190318

Registration No. 333-183562

Registration No. 333-170285

Registration No. 333-163684

Registration No. 333-124777

Registration No. 333-150022

Registration No. 333-105215

Registration No. 333-54932

Registration No. 333-53970

Registration No. 333-43334

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S—8 Registration Statement No. 333-219721

Post-Effective Amendment No. 1 to Form S—8 Registration Statement No. 333-214314

Post-Effective Amendment No. 1 to Form S—8 Registration Statement No. 333-205963

Post-Effective Amendment No. 1 to Form S—8 Registration Statement No. 333-202360

Post-Effective Amendment No. 1 to Form S—8 Registration Statement No. 333-194207

Post-Effective Amendment No. 1 to Form S—8 Registration Statement No. 333-190318

Post-Effective Amendment No. 1 to Form S—8 Registration Statement No. 333-183562

Post-Effective Amendment No. 1 to Form S—8 Registration Statement No. 333-170285

Post-Effective Amendment No. 1 to Form S—8 Registration Statement No. 333-163684

Post-Effective Amendment No. 2 to Form S—8 Registration Statement No. 333-124777

Post-Effective Amendment No. 1 to Form S—8 Registration Statement No. 333-150022

Post-Effective Amendment No. 1 to Form S—8 Registration Statement No. 333-105215

Post-Effective Amendment No. 1 to Form S—8 Registration Statement No. 333-54932

Post-Effective Amendment No. 1 to Form S—8 Registration Statement No. 333-53970

Post-Effective Amendment No. 1 to Form S—8 Registration Statement No. 333-43334

UNDER

THE SECURITIES ACT OF 1933

SONUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3387074
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 Technology Park Drive, Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Stock Incentive Plan

Performance Technologies, Incorporated 2001 Stock Option Plan

Performance Technologies, Incorporated 2003 Omnibus Incentive Plan

Performance Technologies, Incorporated 2012 Stock Incentive Plan

2008 Stock Incentive Plan

Amended and Restated 1997 Stock Incentive Plan

Amended and Restated 2000 Employee Stock Purchase Plan, As Amended

Telecom Technologies, Inc. Amended and Restated 1998 Equity Incentive Plan

Sonus Networks, Inc. 2000 Retention Plan

(Full titles of the plans)

Jeffrey M. Snider
Sonus, Inc.

c/o Sonus Networks, Inc.
4 Technology Park Drive
Westford, Massachusetts 01886

(Name and address of agent for service)

(978) 614-8100

(Telephone number, including area code, of agent for service)

Copies to:

Jonathan Wolfman

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(617) 526-6833

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”), filed by Sonus, Inc. (formerly known as Sonus Networks, Inc.), a Delaware corporation (the “Company”), remove from registration all shares of the Company’s common stock, $0.001 par value per share (the “Shares”), registered under the following Registration Statements on Form S-8 filed by the Company (the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “SEC”), pertaining to the registration of the Shares offered under certain employee benefit and equity plans and agreements.

Registration No.	Date Filed with the SEC	Name of Equity Plan or Agreement	Original Shares Registered
333-43334	August 9, 2000	Amended and Restated 1997 Stock Incentive Plan, 2000 Employee Stock Purchase Plan	969,524
333-53970	January 19, 2001	Telecom Technologies, Inc. Amended and Restated 1998 Equity Incentive Plan, Sonus Networks, Inc. 2000 Retention Plan	1,083,841
333-54932	February 2, 2001	Sonus Networks, Inc. Amended and Restated 1997 Stock Incentive Plan	2,172,469
333-105215	May 14, 2003	Amended and Restated 1997 Stock Incentive Plan, 2000 Employee Stock Purchase Plan	8,000,000
333-124777	May 10, 2005	Amended and Restated 1997 Stock Incentive Plan	8,000,000	*
333-150022	April 1, 2008	2007 Stock Incentive Plan	1,900,000
333-163684	December 11, 2009	2007 Stock Incentive Plan, As Amended	1,080,540
333-170285	November 2, 2010	2007 Stock Incentive Plan, As Amended	4,000,000
333-183562	August 27, 2012	2008 Equity Incentive Plan	1,015,960
333-190318	August 1, 2013	2007 Stock Incentive Plan, As Amended	4,200,000
333-194207	February 28, 2014	Performance Technologies, Incorporated 2001 Stock Option Plan, Performance Technologies, Incorporated 2003 Omnibus Incentive Plan, Performance Technologies, Incorporated 2012 Omnibus Incentive Plan	538,467
333-202360	February 27, 2015	2007 Stock Incentive Plan, As Amended	3,096,173
333-205963	July 30, 2015	2007 Stock Incentive Plan, As Amended	1,400,000
333-214314	October 28, 2016	Amended and Restated Stock Incentive Plan	800,000
333-219721	August 4, 2017	Amended and Restated Stock Incentive Plan	900,000

* On December 11, 2009, pursuant to a Post-Effective Amendment No. 1, the Company deregistered 1,080,540 shares from Registration Statement on Form S-8 (Registration No. 333-124777)

Unless otherwise indicated, all references herein to share numbers have been adjusted to give effect to the one-for-five reverse stock split of the Company’s common stock that was made effective on the NASDAQ Global Select Market as of the commencement of trading on January 30, 2015.

On October 27, 2017, pursuant to the Agreement and Plan of Merger, dated as of May 23, 2017 (the “Merger Agreement”), by and among the Company, Solstice Sapphire Investments, Inc., a wholly-owned subsidiary of the Company (“NewCo”), Solstice Sapphire, Inc., a wholly-owned subsidiary of NewCo (“Solstice Merger Sub”), Green Sapphire Investments LLC, a wholly-owned subsidiary of NewCo (“Cayman Merger Sub”), Green Sapphire LLC, a wholly-owned subsidiary of NewCo (“GB Merger Sub”), GENBAND Holdings Company (“GENBAND”), GENBAND Inc. (“GB”) and GENBAND II, Inc. (“GB II”), (i) Solstice Merger Sub merged with and into the Company, with the Company surviving such merger as a wholly-owned subsidiary of NewCo, (ii) Cayman Merger Sub merged with and into GENBAND, with GENBAND surviving such merger as a wholly-owned subsidiary of NewCo, (iii) GB merged with and into GB Merger Sub, with GB Merger Sub surviving such merger as a wholly-owned subsidiary of NewCo and (iv) GB II merged with and into GB Merger Sub, with GB Merger Sub surviving such merger as a wholly-owned subsidiary of NewCo (such mergers in clauses (i) through (iv) above, collectively, the “Mergers”).

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In connection with the Mergers, the Company is terminating all offerings of its Shares pursuant to the Registration Statements and deregistering the remaining securities registered but unsold under the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any Shares which remain unsold at the termination of the offerings, the Company hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

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SIGNATURES

Pursuant to Rule 478 under the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westford, Commonwealth of Massachusetts, on October 27, 2017.

SONUS, INC.

By:	/s/ Daryl E. Raiford
Name:	Daryl E. Raiford
Title:	President and Secretary

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